UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

WATTS WATER TECHNOLOGIES, INC.

 (Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

 (Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 14, 2014, Watts Water Technologies, Inc. (the “Registrant”) announced that Dean P. Freeman had been terminated without cause as Chief Financial Officer and Executive Vice President of the Registrant effective as of October 14, 2014.  This Current Report on Form 8-K is being filed to report that on October 28, 2014 the Registrant and Mr. Freeman entered into a Separation Agreement in connection with the termination of Mr. Freeman’s employment (the “Separation Agreement”).

Pursuant to the Separation Agreement, (i) Mr. Freeman will receive a lump-sum severance payment in the amount of $420,000, which amount is the equivalent of 12 months of Mr. Freeman’s base salary, (ii) the stock options granted to Mr. Freeman on November 2, 2012 for the purchase of 6,000 shares of the Registrant’s Class A Common Stock that would have vested on November 2, 2014 shall become fully vested and exercisable, and (iii) the 2,667 unvested shares of restricted stock granted to Mr. Freeman on November 2, 2012 that would have vested on November 2, 2014 shall become fully vested and nonforfeitable.  The Separation Agreement contains a general release from Mr. Freeman, the effectiveness of which is subject to statutory review and revocation periods.  No severance payments or other benefits will be paid pursuant to the Separation Agreement until the statutory revocation period has passed.  The Separation Agreement subjects Mr. Freeman to non-competition and non-solicitation covenants for a twelve-month period following the date of his termination. The Separation Agreement also contains certain non-disparagement covenants.

Mr. Freeman is entitled to exercise the vested portion of his stock options for a period of six months following October 14, 2014.  Except as provided in the Separation Agreement, Mr. Freeman’s nonvested stock options and nonvested shares of restricted stock will be cancelled as of October 14, 2014 in accordance with the terms of the Registrant’s Amended and Restated 2004 Stock Incentive Plan and the award agreements thereunder. Pursuant to the terms of the Management Stock Purchase Plan, Mr. Freeman’s nonvested restricted stock units (“RSUs”) will be cancelled as of October 14, 2014 and he will receive a cash payment equal to the number of such nonvested RSUs multiplied by the lesser of (a) 67% of the fair market value of the Registrant’s Class A Common Stock on the date the RSU was awarded plus simple interest per annum on such amount at the one-year U.S. Treasury Bill rate in effect on the award date and each anniversary thereof, or (b) the fair market value of the Registrant’s Class A Common Stock on October 14, 2014.  The cash payment for Mr. Freeman’s nonvested RSU’s will not be made until six months after his date of termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATTS WATER TECHNOLOGIES, INC.

Date: October 31, 2014	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage General Counsel